UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2015

Commission File Number: 000-50768

ACADIA Pharmaceuticals Inc.

(Exact name of Registrant as specified in its charter)

Delaware	061376651
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 300, San Diego, California 92130

(Address of principal executive offices)

858-558-2871

(Registrant’s Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)

The Audit Committee (the “Committee”) of the Board of Directors of ACADIA Pharmaceuticals Inc. (the “Company”) initiated a selection process in the first half of March to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, including the fiscal quarter ending March 31, 2015. As a result of this process, on March 27, 2015, the Committee approved the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

(b)

During the two most recent fiscal years and in the subsequent interim period through March 27, 2015, the Company has not consulted with Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2015	ACADIA Pharmaceuticals Inc.

	By:	/s/ Glenn F. Baity
	Name:	Glenn F. Baity
	Title:	EVP, General Counsel & Secretary